SUPPLEMENT TO
AMENDED AND RESTATED
INVESTMENT ADVISORY CONTRACT

PIMCO Funds
650 Newport Center Drive
Newport Beach, California 92660

October 2, 2017
Pacific Investment Management Company LLC
650 Newport Center Drive
Newport Beach, California 92660

RE: Investment Advisory Fee Changes for Certain Funds
Dear Sirs:

As provided in the Amended and Restated Investment Advisory
 Contract between PIMCO Funds (the Trust) and Pacific Investment Management Company LLC (the Adviser), dated February 23, 2009 (the Contract), Exhibit A to the Contract sets forth the series of the Trust for which the Agreement has been approved (collectively, the Funds), under the same terms and conditions as set forth in the Contract, and the fee rates for the Funds, as may be amended from time to time.
The Trust and the Adviser hereby agree to amend the Contract as of the date hereof to reflect fee rate changes for the PIMCO Emerging Markets Corporate Bond Fund, PIMCO Emerging Markets Full Spectrum Bond Fund, PIMCO Global Advantage Strategy Bond Fund and PIMCO Unconstrained
 Bond Fund and to make other changes to Exhibit A. Accordingly, the current Exhibit A is replaced with the new Exhibit A attached hereto.
The Declaration of Trust establishing the Trust, as amended and restated effective November 4, 2014, a copy of which, together with all amendments thereto
 (the Declaration), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name PIMCO Funds refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.


EXHIBIT A (as of October 2, 2017)

PIMCO Funds



Fund						Investment Advisory Fee






PIMCO All Asset All Authority Fund

0.20 %

PIMCO All Asset Fund

0.175 %

PIMCO California Intermediate
 Municipal Bond Fund

					0.225 %

PIMCO California Municipal Bond Fund

0.21 %

PIMCO California Short Duration Municipal Income Fund

	0.18 %

PIMCO Capital Securities and Financials Fund

0.44 %

PIMCO CommoditiesPLUS Strategy Fund

0.49 %

PIMCO CommodityRealReturn Strategy Fund

			0.49 %

PIMCO Credit Absolute Return Fund

0.60 %

PIMCO Diversified Income Fund

0.45 %

PIMCO Emerging Local Bond Fund

0.45 %

PIMCO Emerging Markets Bond Fund

0.45 %

PIMCO Emerging Markets Corporate Bond Fund

0.50 %

PIMCO Emerging Markets Currency Fund

0.45 %

PIMCO Emerging Markets Full Spectrum Bond Fund

0.54 %

PIMCO Extended Duration Fund

				0.25 %
PIMCO Foreign Bond Fund (U.S. DollarHedged)

0.25 %

PIMCO Foreign Bond Fund (Unhedged)

0.25 %

PIMCO Global Advantage Strategy Bond Fund

		0.35 %

PIMCO Global Bond Fund (U.S. DollarHedged)

0.25 %

PIMCO Global Bond Fund (Unhedged)

			0.25 %

PIMCO Global MultiAsset Fund

				0.90 %

PIMCO GNMA Fund

0.25 %

PIMCO Government Money Market Fund

0.12 %

PIMCO High Yield Fund

0.25 %

PIMCO High Yield Municipal Bond Fund

			0.30 %

PIMCO High Yield Spectrum Fund

				0.30 %

PIMCO Income Fund

0.25 %

PIMCO Inflation Response MultiAsset Fund

0.44 %

PIMCO Investment Grade Corporate Bond Fund

0.25 %

PIMCO Long Duration Total Return Fund

			0.25 %

PIMCO LongTerm Credit Fund

0.30 %

PIMCO LongTerm U.S. Government Fund

			0.225 %

PIMCO Low Duration ESG Fund

0.25 %

PIMCO Low Duration Fund

					0.25 %

PIMCO Low Duration Fund II

0.25 %

PIMCO Low Duration Income Fund

				0.30 %

PIMCO Moderate Duration Fund

				0.25 %
PIMCO Mortgage Opportunities Fund

0.35 %

PIMCO MortgageBacked  Securities Fund

0.25 %

PIMCO MultiStrategy Alternative Fund

1.05 %

PIMCO Municipal Bond Fund

0.20 %

PIMCO National Intermediate Municipal Bond Fund

		0.22 %
PIMCO New York Municipal Bond Fund

0.225 %

PIMCO RAE Fundamental Advantage PLUS Fund

		0.64 %

PIMCO RAE Fundamental PLUS EMG Fund

0.85 %

PIMCO RAE Fundamental PLUS Fund

0.54 %

PIMCO RAE Fundamental PLUS International Fund

0.57 %

PIMCO RAE Fundamental PLUS Small Fund

			0.59 %

PIMCO RAE Low Volatility PLUS EMG Fund

			0.85 %

PIMCO RAE Low Volatility PLUS Fund

			0.54 %

PIMCO RAE Low Volatility PLUS International Fund

	0.57 %

PIMCO RAE Worldwide LongShort PLUS Fund

			0.94 %

PIMCO Real Return Asset Fund

0.30 %

PIMCO Real Return Fund

0.25 %

PIMCO Real Return Limited Duration Fund

0.20 %

PIMCO RealEstateRealReturn Strategy Fund		0.49 %

PIMCO REALPATH 2020 Fund (1)

0.53 %

PIMCO REALPATH 2025 Fund (2)

0.55 %

PIMCO REALPATH 2030 Fund (3)

				0.58 %

PIMCO REALPATH 2035 Fund (4)

0.60 %

PIMCO REALPATH 2040 Fund (5)

0.60 %

PIMCO REALPATH 2045 Fund (6)

0.62 %

PIMCO REALPATH 2050 Fund (7)

				0.62 %

PIMCO REALPATH 2055 Fund (8)

				0.62 %

PIMCO REALPATH Income Fund

				0.50 %
PIMCO Senior Floating Rate Fund 			0.40 %
PIMCO Short Asset Investment Fund			0.20 %
PIMCO Short Duration Municipal Income Fund		0.18 %
PIMCO ShortTerm Fund					0.25 %
PIMCO StocksPLUS Absolute Return Fund 			0.39 %
PIMCO StocksPLUS Fund					0.25 %
PIMCO StocksPLUS International Fund (U.S. DollarHedged)	0.45 %
PIMCO StocksPLUS International Fund (Unhedged)		0.39 %
PIMCO StocksPLUS Long Duration Fund 			0.35 %
PIMCO StocksPLUS Short Fund				0.39 %
PIMCO StocksPLUS Small Fund 				0.44 %
PIMCO Total Return ESG Fund				0.25 %
PIMCO Total Return Fund					0.25 %
PIMCO Total Return Fund II 				0.25 %
PIMCO Total Return Fund IV				0.25 %
PIMCO TRENDS Managed Futures Strategy Fund		1.15 %
PIMCO Unconstrained Bond Fund				0.55 %
PIMCO Unconstrained Tax Managed Bond Fund		0.40 %

Private Account Portfolio Series


PIMCO Asset Backed Securities Portfolio 		0.02 %
PIMCO Emerging Markets Portfolio 			0.02 %
PIMCO High Yield Portfolio				0.02 %
PIMCO International Portfolio				0.02 %
PIMCO Investment Grade Corporate Portfolio 		0.02 %
PIMCO Long Duration Corporate Bond Portfolio 		0.02 %
PIMCO Low Duration Portfolio				0.02 %
PIMCO Moderate Duration Portfolio 			0.02 %
PIMCO Mortgage Portfolio				0.02 %
PIMCO Municipal Sector Portfolio			0.02 %
PIMCO Real Return Portfolio				0.02 %
PIMCO ShortTerm Floating NAV Portfolio II 		0.02 %
PIMCO ShortTerm Floating NAV Portfolio III (9)		0.00 %
PIMCO ShortTerm Floating NAV Portfolio IV (9)		0.00 %
PIMCO ShortTerm Portfolio				0.02 %
PIMCO U.S. Government Sector Portfolio			0.02 %

(1) Effective April 1, 2020, the Funds investment advisoryfee will be reduced to 0.50%.
(2) Effective April 1, 2020, the Funds investment advisory fee will befurther reduced to 0.53%. Effective
 April 1, 2025, the Funds investment advisoryfee
  will befurther  reduced to 0.50%.
(3) Effective April 1, 2020, the Funds investment advisory fee will befurther reduced to 0.55%. Effective
 April 1, 2025, the Funds investment advisory fee will befurther reduced to 0.53%. Effective April 1, 2030, the Funds investment advisoryfee will befurther reduced to 0.50%.
(4) Effective April 1, 2020, the Funds investment advisory fee will be reduced to 0.58%. Effective
 April 1, 2025, the Funds investment advisory fee will befurther reduced to 0.55%. Effective April
 1, 2030, the Funds investment advisory fee will be further reduced to 0.53%. Effective April 1, 2035, the Funds investment advisoryfee will befurther reduced to 0.50%.
(5) Effective April 1, 2025, the Funds investment advisoryfee will befurther reduced to 0.58%. Effective
 April 1, 2030, the Funds investment advisory fee will befurther reduced to 0.55%. Effective April 1, 2035, the Funds investment advisoryfee will befurther reduced to 0.53%.
(6) Effective April 1, 2020, the Funds investment advisory fee will be reduced to 0.60%. Effective
 April 1, 2030, the Funds investment advisoryfee will befurther reduced to 0.58%. Effective April 1, 2035, the Funds investment advisoryfee will befurther reduced to 0.55%.
(7) Effective April 1, 2025, the Funds investment advisory fee will be reduced to 0.60%. Effective
 April 1, 2035, the Funds investment advisoryfee will befurther reduced to 0.58%.
(8) Effective April 1, 2030, the Funds investment advisory fee will befurther reduced to 0.60%. Effective
 April 1, 2040, the Funds investment advisoryfee will befurther reduced to 0.58%.
(9) PIMCO ShortTerm Floating NAV Porifolio III and PIMCO
 ShortTerm Floating NAV Porifolio IV (the ShortTerm
 Floating NAV Porifolios ) will be offered only to other series of the PIMCO Funds (each an Investing Fund) or other series of registered investment companies for which PIMCO serves as investment adviser. The PIMCO
 ShortTerm Floating NAV Porifolios, and their wholly owned subsidiaries (if any), do not pay an investment advisory fee to PIMCO. By investing in a PIMCO
 ShortTerm Floating NAV Porifolio, each Investing
 Fund agrees that 0.005% of thefee that each Investing
 Fund is currently obligated to pay PIMCO as indicated on this Exhibit A, will be designated as compensation for the investment advisory services PIMCO provides to the applicable PIMCO ShortTerm Floating NAV Porifolio, and its whollyowned subsidiary (if any), under the Contract.

     If the foregoing correctly sets forth the Contract between the Trust and the Adviser, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.

Very truly yours,

PIMCO FUNDS

Name: Henrik Larson
Title: Vice President

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

Name: Peter Strelow
Title: Managing Director

PIMCO FUNDS, on behalf of its series PIMCO Funds
 Private Account Portfolio Series  PIMCO ShortTerm
 Floating NAV Portfolio III and PIMCO Funds
 Private Account Portfolio Series PIMCO ShortTerm
 Floating NAV Portfolio IV

Name: Henrik Larson
Title: Vice President